Exhibit (n)(1)

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-2 of Harvest Capital Credit LLC of our reports dated December 21, 2012 relating to the financial statements and financial statement schedule of Harvest Capital Credit LLC, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” and "Selected Financial and Other Data" in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP

San Francisco, California
December 21, 2012